                      SECURITIES EXCHANGE AND COMMISSION
                           Washington, D. C.  20549

                                 ____________
                                   FORM 8-K

                                CURRENT REPORT

                                 ____________

                    Pursuant to Section 13 or 15(d) of the

                        Securities Exchange Act of 1934


                                Date of Report
                (Date of earliest event reported):  August 14, 1996

                             RF Monolithics, Inc.
                -----------------------------------------------
            (Exact name of registrant as specified in its charter)


   Delaware                      0-24414                       75-16380271
- ---------------             ------------------              ------------------
(State of                (Commission File Number)             (IRS Employer
Incorporation)                                              Identification No.)

        4441 Sigma Road, Dallas, Texas                       75244
      ---------------------------------------------------------------
             (Address of principal executive offices)  (Zip Code)

                                (214) 233-2903
          ----------------------------------------------------------
             (Registrant's telephone number, including area code)
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Item 5.Other Events.
       ------------

          On August 14, 1996, the Board of Directors of RF Monolithics, Inc. (the "Company") approved the First Amendment to Rights Agreement (the "Amendment"), which amended a Rights Agreement dated as of December 20, 1994 (the "Rights Agreement") between the Company and The First National Bank of Boston, as Rights Agent (the "Rights Agent"). The Amendment exempts Kopp Investment Advisors, Inc., from the provisions in the Rights Agreement which become exercisable upon any certain person becoming a Beneficial Owner of 15% or more of the voting shares of the Company. The Amendment provides that Kopp Investment Advisors, Inc., may beneficially own up to 20% of the voting shares of the Company without resulting in the rights set forth in the Rights Agreement becoming exercisable.

Item 7.Exhibits.
       --------

          1. First Amendment to Rights Agreement, dated as of August 14, 1996, between RF Monolithics, Inc. and The First National Bank of Boston as Rights Agent.

          2. Press Release, dated as of August 14, 1996, announcing the adoption of First Amendment to Rights Agreement.


                                      1.
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                                 SIGNATURE

          Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned, thereunto duly authorized.


                                    RF MONOLITHICS, INC.


Dated:  August 14, 1996             By: /s/ Sam L. Densmore
                                    --------------------------------
                                    Sam L. Densmore
                                    President and Chief Executive
                                    Officer
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                               INDEX TO EXHIBITS
                               -----------------

                                                        Page number in
                                                        sequentially
                                                        numbered version
                                                        ----------------

1.   First Amendment to Rights Agreement,                       4
     dated as of August 14, 1996, between
     RF Monolithics, Inc. and The First
     National Bank of Boston
     as Rights Agent.

2.   Press Release, dated as of August 14, 1996,                9
     announcing the adoption of First Amendment to Rights Agreement.